EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of National Processing, Inc. of our report dated January 15, 2004, with respect to the consolidated financial statements of National Processing, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2003.

Registration Statement	Description	Shares Registered
Form S-1 & Pre-Effective Amendments No. 1 & 2 (333-05507)		7,475,000

Form S-8 (333-53345)	National Processing Company, Inc. Nonemployee Directors Stock Option Plan	200,000

Form S-8 (333-53347)	National Processing Company, Inc. 1996 Stock Option Plan	4,000,000

Form S-8 (333-43556)	National Processing Company, Inc. 2000 Stock Option Plan	5,000,000

Form S-3 (333-58958)	National City Savings & Investment Plan National City Savings & Investment Plan No. 2 National City Savings & Investment Plan No. 3	60,000

Pre-Effective Amendment No. 1 to Form S-3 (333-58958)	National City Savings & Investment Plan National City Savings & Investment Plan No. 2 National City Savings & Investment Plan No. 3

Form S-8 (333-71534)	National Processing. Inc. 2001 Restricted Stock Plan	500,000

Post-Effective Amendment No. 1 to Form S-3 (333-58958)	National City Savings & Investment Plan National City Savings & Investment Plan No. 2 National City Savings & Investment Plan No. 3

Post-Effective Amendment No. 2 to Form S-3 (333-58958)	National City Savings & Investment Plan National City Savings & Investment Plan No. 2

	/s/ ERNST & YOUNG LLP

Cleveland, Ohio March 11, 2004